Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 16, 2024, except for Notes 7, 12, and 19 as to which the date is October 24, 2024, with respect to the consolidated financial statements included in this Current Report of Sunoco LP on Form 8-K. We consent to the incorporation by reference of said report in the Registration Statements of Sunoco LP on Forms S-8 (File No. 333-184035 and File No. 333-228708).

/s/ GRANT THORNTON LLP

Dallas, Texas
October 24, 2024